InPhonic Signs Purchase Agreement with Versa Capital and Files Voluntary

Petition for Chapter 11 to Facilitate Transaction

— Announces Sale to Versa Capital - Secures DIP Financing -

Business as Usual for Customers and Partners —

WASHINGTON, D.C. – November 8, 2007 – InPhonic, Inc. (NASDAQ: INPC), a leading online seller of wireless services and products, today announced that it has entered into an agreement to sell substantially all of its assets to an affiliate of Versa Capital Management, a Philadelphia based private equity firm.

In order to implement the sale, InPhonic filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. InPhonic’s Board of Directors has unanimously determined that Chapter 11 process will provide an efficient environment for completion of the sale. The sale is subject to higher and better offers, and InPhonic anticipates completing the sale before the end of the year, subject to court approval. InPhonic will continue to conduct normal business operations at all of its facilities consistent with its obligations as a Chapter 11 debtor-in-possession.

Versa will also be providing a Debtor-in-Possession (“DIP”) financing facility to provide working capital and financial resources necessary to fund the transition in operations to new ownership pending court approval of the sale to Versa.

The Company’s recently appointed Management team believes that this expedited process is necessary to promptly institute its improved business plan and that the filing and sale are in the best long-term interest of the Company, as well as its customers, partners, vendors and employees. Lazard Middle Market, the Company’s financial advisor, is assisting the board through this process.

“We intend to use this filing to take the actions necessary to position InPhonic for future success. We want to assure our customers, our employees and our partners that InPhonic is operating business as usual during this transition,” said Andy Zeinfeld, InPhonic’s Chief Executive Officer. “I am confident in InPhonic’s business model and with the cost-cutting measures and profit-driving initiatives we have implemented across the organization. The new direction I have set is comprehensive and our dedication to customer, partner and employee satisfaction is unwavering. InPhonic plays a critical role as a leader in the wireless marketplace and through this sale to Versa, it will operate on stable financial footing and its leading role will be preserved.”

Ken Schwarz, InPhonic’s Chief Financial Officer added, “This sale will strengthen the Company and foster a sustained turnaround for InPhonic. This milestone marks a fundamental, comprehensive and systemic change at InPhonic. Our customers, partners and employees want the Company to succeed because of InPhonic’s significant value in the wireless marketplace. We expect to proceed quickly with this sale and that the business will have a significantly improved balance sheet, greater operating flexibility and a swift path to profitability.”

The Company expects that shares of its common stock will have no value as a result of the Chapter 11 filing.

The filings were made today in the federal courts in Wilmington, Delaware.

More information about InPhonic’s reorganization is available at a special website: www.inphonic.com/reorg.

About Versa Capital Management

Philadelphia-based Versa Capital Management, Inc., formerly known as Chrysalis Capital Partners, L.P., is a private equity investment firm which focuses on special situation investments including turnarounds, restructurings, reorganizations and recapitalizations in a wide range of industries and circumstances throughout the United States. More information can be found at www.versafund.com.

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC) is a leading online seller of wireless services and products. InPhonic sells these services and devices, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded “Best of the Web” by Forbes magazine and “Best in Overall Customer Experience” by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

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“Safe Harbor” Statement—Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by the Company. This press release and statements are current as of the date of the individual announcements and the Company undertakes no obligation to publicly release any revisions to any forward-looking statement to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

Contact:

InPhonic, Inc.

Tripp Donnelly

SVP, Corporate Communications

(202) 333-0001

media@inphonic.com